Exhibit 10.29
RESTRICTED STOCK AWARD AGREEMENT
          The parties to this Restricted Stock Award Agreement (this “Agreement”), dated XXXXXXX XX, 2010, are WILMINGTON TRUST CORPORATION, a Delaware corporation (the “Company”), and the executive whose name is set forth on the attachment hereto (the “Executive”).
BACKGROUND
          A. The Company has adopted the 2009 Executive Incentive Plan, as amended (the “Plan”), for the benefit of eligible employees of the Company and its subsidiaries.
          B. The Company desires to grant shares of the Company’s common stock to the Executive subject to certain transfer and forfeiture restrictions set forth in this Agreement, as well as the provisions of the Plan. Those restrictions shall lapse in accordance herewith.
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1. RESTRICTED SHARES
     1.1 Grant of Restricted Shares.
          (a) As of the date of this Agreement (the “Date of Grant”), the Company grants to the Executive the number of shares of its common stock set forth in the attachment hereto (the “Restricted Shares”), subject to the restrictions set forth in Paragraph 1.2 hereof, the terms and conditions of the Plan, and the other terms and conditions hereof. If and when the restrictions set forth in Paragraph 1.2 expire in accordance with the terms of this Agreement without forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions with respect to the Restricted Shares, those shares shall no longer be considered Restricted Shares for purposes hereof.
          (b) As soon as practicable after the Date of Grant, the Company shall, at its sole discretion, either:
     (i) direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of the Executive. That certificate or certificates shall be held in the custody of the Company or its designee until the expiration of the applicable Restricted Period (as defined in Paragraph 1.3). If the Company directs that a stock certificate or certificates representing the Restricted Shares be issued, on or before the date of the execution hereof, the Executive shall have delivered to the Company one or more stock powers endorsed in blank relating to the Restricted Shares. Each certificate for the Restricted Shares shall bear the following legend (the “Legend”):
CPP

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including those relating to forfeiture) of the 2009 Executive Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Wilmington Trust Corporation. Copies of the Plan and Agreement are on file in the executive offices of the Company in Wilmington, Delaware.
In addition, the stock certificate or certificates for the Restricted Shares shall be subject to stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company’s common stock is then listed, and any applicable federal or state securities laws. The Company may cause a legend or legends to be placed on that certificate or certificates to make appropriate reference to those restrictions.
     (ii) in lieu of directing that a stock certificate or certificates representing the Restricted Shares be issued, the Company may direct that the Restricted Shares be issued in book entry form, subject to the restrictions set forth herein.
          (c) As soon as administratively practicable following the vesting of any portion of the Restricted Shares, and upon the satisfaction of all other applicable conditions relating to the Restricted Shares (including, without limitation, the payment by the Executive of all applicable withholding taxes), but in no event before the Permitted Vesting Dates (as defined in Section 13(e)), the Company shall deliver or cause to be delivered to the Executive a certificate or certificates for the applicable Restricted Shares that shall not bear the Legend.
     1.2 Restrictions.
          (a) The Executive shall have all rights and privileges of a stockholder with respect to the Restricted Shares, including the right to vote and receive dividends or other distributions with respect to the Restricted Shares, except that the following restrictions shall apply:
     (i) the Executive shall not be entitled to delivery of the certificate or certificates for any portion of the Restricted Shares until that portion of those Restricted Shares has vested without a forfeiture of the Restricted Shares and upon the satisfaction of all other applicable conditions;
     (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until those Restricted Shares have vested;
     (iii) all shares of common stock distributed as a dividend or distribution, if any, with respect to the Restricted Shares before those Restricted Shares have vested shall be subject to the same restrictions as the Restricted Shares; and
     (iv) all of the Restricted Shares which have not yet vested shall be forfeited and returned to the Company and all rights of the Executive with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 1.4.
          (b) Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth herein shall be void and of no effect.
     1.3 Restricted Period and Vesting.
          (a) Subject to the provisions of this Section 1.3 and Sections 1.4, 1.5, 1.6 and 1.7, the restrictions set forth in Paragraph 1.2 shall apply for a period (the “Restricted Period”) beginning on the Date of Grant and ending on the latest Permitted Vesting Date.
          (b) Notwithstanding the provisions of Sections 1.3(a), the Restricted Shares shall be deemed vested and no longer subject to forfeiture under Section 1.4(a) in accordance with the schedule set forth in the attachment hereto.
          (c) To the extent permitted under the CPP Rules (as that term is defined in Section 1.6 below), upon the Executive’s Normal Retirement or Other Retirement or in the event of a Change in Control (as that term is defined in the Plan), all Restricted Shares shall be deemed vested, provided that in no event shall the Restricted Shares vest before the Permitted Vesting Dates.
          (d) Notwithstanding any provision herein to the contrary, upon the Executive’s death or Disability, all Restricted Shares shall be deemed vested.
     1.4 Forfeiture.
          (a) Subject to Section 1.7 below, if, during the Restricted Period, (1) the Executive’s employment with the Company and its subsidiaries is terminated for any reason other than Normal Retirement, Other Retirement, death, or Disability, (2) there occurs a material breach hereof by the Executive, or (3) the Executive fails to meet the tax withholding obligations described in Section 1.5(b), all rights of the Executive to the Restricted Shares that have not vested in accordance with Section 1.3 as of the date of that termination shall terminate immediately and be forfeited in their entirety.
          (b) If, during the period beginning on the Date of Grant and ending on the second anniversary of the Date of Grant, the Executive ceases to continue performing substantial services for the Company other than due to death, Disability, or a Change-in-Control, all rights of the Executive to the Restricted Shares as of the date that the Executive no longer performs substantial services shall terminate immediately and be forfeited in their entirety.
          (c) In the event of any forfeiture under this Paragraph 1.4, any certificate or certificates representing the forfeited Restricted Shares shall be canceled to the extent of any Restricted Shares that are forfeited.
     1.5 Withholding.
          (a) The Compensation Committee (as that term is defined in the Plan) or its designee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Executive relating to the Restricted Shares.

          (b) The Executive shall be required to meet any applicable tax withholding obligation in accordance with the provisions of the Plan.
          (c) The Compensation Committee shall be authorized, in its sole discretion, to establish rules and procedures relating to the use of shares of the Company’s common stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Executive’s transactions under the Plan and this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if that Rule is applicable to transactions by the Executive.
     1.6 Limitations. Notwithstanding any provision herein to the contrary, the Executive’s rights and the Company’s obligations hereunder shall be limited to the extent that the Company is required to comply with (a) federal and state law and (b) the requirements of participants in the United States Department of the Treasury’s Capital Purchase Program (“CPP”), including, without limitation, the requirements of 12 U.S.C. § 5221 and 31 C.F.R. Part 30 (those requirements, collectively, the “CPP Rules”). Requirements under the CPP Rules include, without limitation, restrictions on “golden parachute payments” (as that term is defined in the CPP Rules). The Executive acknowledges that the CPP Rules may require modification of the terms of this Agreement.
     1.7 Compensation Committee’s Discretion. Subject to the provisions of Sections 1.4(b) and 1.6 above, but notwithstanding any other provision herein to the contrary, the Compensation Committee shall have discretion under the Plan to waive any forfeiture of the Restricted Shares as set forth in Paragraph 1.4(a), the Restricted Period, and any other conditions set forth herein, provided that in no event (other than as provided by Section 1.3(d)) shall the Restricted Shares vest before the Permitted Vesting Dates.
2. REPRESENTATIONS OF THE EXECUTIVE
     The Executive hereby represents to the Company that the Executive has read and fully understands the provisions of this Agreement and the Plan and his or her decision to participate in the Plan is completely voluntary. Further, the Executive acknowledges that the Executive is relying solely on his or her own advisors with respect to the tax consequences of this restricted stock award.
3. NOTICES
     All notices or communications under this Agreement shall be in writing, addressed as follows:
To the Company:
Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Gerard A. Chamberlain, Esquire
          To the Executive, the address set forth in the attachment hereto.
Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.
4. ASSIGNMENT; BINDING AGREEMENT
     This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.
5. ENTIRE AGREEMENT; AMENDMENT; TERMINATION
     This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. The provisions of the Plan are incorporated by reference in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended at any time by written agreement of the parties hereto; provided, however, that any such amendment shall (a) not be inconsistent with the Plan, (b) not amend the terms of Section 1.6 above, and (c) be approved by the Compensation Committee.
6. GOVERNING LAW
     This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of Delaware other than the conflict of laws provisions of those laws.
7. SEVERABILITY
     Whenever possible, each provision herein shall be interpreted in a manner so to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then (a) that provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions hereof shall remain in full force and effect.
8. NO RIGHT TO CONTINUED EMPLOYMENT OR PARTICIPATION; EFFECT ON OTHER PLANS
     This Agreement shall not confer upon the Executive any right with respect to continued employment by the Company or its Subsidiaries or continued participation in the Plan, nor shall it interfere in any way with the right of the Company and its Subsidiaries to terminate the Executive’s employment at any time. Payments received by the Executive pursuant to this Agreement shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any Subsidiaries in which the Executive may be enrolled or for which the Executive may become eligible, except as may be provided under the terms of those plans or by the Board of Directors.

9. NO STRICT CONSTRUCTION
     No rule of strict construction shall be implied against the Company, the Compensation Committee, or any other person in the interpretation of any term of the Plan, this Agreement, or any rule or procedure established by the Committee.
10. USE OF THE WORD “EXECUTIVE”
     Wherever the word “Executive” is used in any provision hereof under circumstances in which the provision should logically be construed to apply to the executors, administrators, or person or persons to whom the Restricted Shares may be transferred by will or the laws of descent and distribution, the word “Executive” shall be deemed to include those person or persons.
11. CAPITALIZED TERMS
     Capitalized terms not otherwise defined herein shall have the meaning assigned them in the Plan.
12. FURTHER ASSURANCES
     The Executive agrees, upon demand of the Company or the Compensation Committee, to do all acts and execute, deliver, and perform all additional documents, instruments, and agreements (including, without limitation, stock powers with respect to shares of the Company’s common stock issued as a dividend or distribution on Restricted Shares) that may be reasonably required by the Company or the Compensation Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
13. CERTAIN DEFINITIONS
     a. “Cause” means termination for, as the Compensation Committee determines in its sole and absolute discretion, the Executive’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order.
     b. “Disability” means any physical or mental injury or disease of a permanent nature that renders the Executive incapable of meeting the requirements of the employment or other work he or she performed immediately before that disability commenced. The Compensation Committee or its designee shall make the determination of whether the Executive is disabled and when the Executive becomes disabled in its sole and absolute discretion.
     c. “Normal Retirement Date” means the date on which the Executive terminates active employment with the employer he or she was employed with when he or she was last granted Restricted Shares on or after attaining age 65, but does not include termination for Cause.
     d. “Other Retirement Date” means a date, on or after the Executive attains age 55 but earlier than the Executive’s Normal Retirement Date, that the Compensation Committee in its sole and absolute discretion or its designee approves and designates to be the date upon which the Executive retires for purposes hereof, but does not include termination for Cause.

     e. “Permitted Vesting Dates” means, in each case, the later of two (2) years following the Date of Grant and:
          (1) for the first 25% of the Restricted Shares, the date on which the Company has redeemed at least 25% of the perpetual preferred stock it issued to the United States Department of the Treasury under the CPP (the “CPP Preferred Shares”);
          (2) for the second 25% of the Restricted Shares, the date on which the Company has redeemed at least 50% of the CPP Preferred Shares;
          (3) for the third 25% of the Restricted Shares, the date on which the Company has redeemed at least 75% of the CPP Preferred Shares; and
          (4) for the fourth 25% of the Restricted Shares, the date on which the Company has redeemed 100% of the CPP Preferred Shares.
     IN WITNESS WHEREOF, by the Corporation’s execution hereof and the Executive’s execution of the attachment hereto, the parties have duly executed this Agreement as of the day and year first above written.

WILMINGTON TRUST CORPORATION
By:
Title:

ATTACHMENT TO RESTRICTED STOCK AGREEMENT DATED __________, 2010
All of the terms and conditions of the Restricted Stock Agreement dated ___, 2010 to which this Attachment is attached are incorporated by reference as fully as if set forth herein.

Date of Award:	__________, 2010

Name of Executive:

Number of Shares:

Restricted Period End Date:	The latest date set forth below.

Vesting Date	Vested Amount
The later of [2 years from grant date] and the date on which the Company has redeemed at least 25% of the CPP Preferred Shares.	[first 25% of shares]

The later of [2 years from grant date] and the date on which the Company has redeemed at least 50% of the CPP Preferred Shares.	[second 25% of shares]

The later of [2 years from grant date] and the date on which the Company has redeemed at least 75% of the CPP Preferred Shares.	[third 25% of shares]

The later of [2 years from grant date] and the date on which the Company has redeemed 100% of the CPP Preferred Shares.	[fourth 25% of shares]
Address:
___________________________________ (SEAL)